EXHIBIT 10.1

CONCEPTUS, INC.

UECKER EQUITY PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Grant Notice

Conceptus, Inc. (the “Company”) hereby grants you, Darrin Uecker (the “Employee”), a Stock Appreciation Right (a “SAR”) under the Company’s Darrin Uecker Stock Appreciation Right Agreement (the “Plan”), the terms of which are hereby incorporated by reference. The effective date of this Stock Appreciation Right Agreement, which includes the “Darrin Uecker Stock Appreciation Right Agreement” attached hereto and incorporated herein (the “Agreement”), is May 10, 2007 (the “Grant Date”). Subject to the remaining terms of this Agreement and of the Plan, the principal features of this award are as follows:

Number of Shares subject to the SAR:  125,000

Exercise Price per Share: $ 18.41

Vesting Commencement Date: May 02, 2007

Vesting of the SAR:   The SAR will vest according to the Agreement attached hereto.

Your signature below indicates your agreement and understanding that this SAR is subject to all of the terms and conditions contained in the Agreement.

CONCEPTUS, INC.	EMPLOYEE

/s/ Gregory Lichtwardt
Gregory Lichtwardt	/s/ Darrin Uecker
Executive Vice President	Darrin Uecker

CONCEPTUS, INC.

DARRIN UECKER STOCK APPRECIATION RIGHT AGREEMENT

This DARRIN UECKER STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”) is entered into effective as of May 10, 2007 (the “Effective Date”) between Conceptus, Inc. (the “Company”) and Darrin Uecker (the “Participant”).

This stock appreciation right (“SAR”) has been granted without stockholder approval as a stand-alone inducement grant pursuant to NASDAQ Marketplace Rule 4350(i)(l)(A)(iv). Certain capitalized terms used herein shall have the meanings given such terms in paragraph 16 of this Agreement.

1.                    Grant. In consideration of the Participant’s agreement to commence and remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Effective Date, the Company irrevocably grants to the Participant a SAR for 125,000 shares of common stock (the “Common Stock”), par value $0.003 per share (the “Shares”), at an exercise price of $18.41 per share (the “Exercise Price per Share”).

2.                    Company’s Obligation to Pay. Each SAR has a value equal to the difference between the Fair Market Value of a Share and the Exercise Price per Share on the date the SAR is exercised. Unless and until the SAR will have vested in the manner set forth in paragraph 3, the Participant will have no right to payment of the SAR. Prior to actual payment of any vested SAR, such SAR will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.                    Vesting Schedule. Subject to paragraph 4, the SAR awarded by this Agreement will vest in the Participant as follows: as to one-eighth (l/8th) of the Shares on the six-month anniversary of May 2, 2007 (the “Vesting Commencement Date”), with the remainder of the Shares subject thereto vesting monthly over the following forty-two (42) months, such that the SAR shall be fully vested on the four-year anniversary of the Vesting Commencement Date.

4.                    Exercise and Term.

(a)       The SAR may be exercised by the Participant (or in the event of the Participant’s death by the Participant’s estate) during its term only to the extent vested. Any portion of the SAR in which the Participant is vested shall be exercisable until the earlier of the following (the “Expiration Date”):

(i) Twelve (12) months following the date the Participant ceases to be a Service Provider by reason of death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code;

(ii) Ninety (90) days following the date the Participant ceases to be a Service Provider for any reason other than death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code; or

(iii) the tenth anniversary of the Effective Date.

(b)           Any exercisable portion of the SAR may be exercised in whole or in part at any time prior to the time when the SAR becomes unexercisable under paragraph 4(a).

(c)           Any vested SAR or portion of a SAR not exercised prior to its Expiration Date will be forfeited and will terminate.

(d)           A vested SAR or portion of a SAR may be exercised by completing a Stock Appreciation Right Exercise Notice in the form attached hereto as Exhibit A and returning it to Gregory Lichtwardt prior to its Expiration Date. The SAR may not be exercised more than once with respect to any Share related thereto.

5.             Payment.

(a)           The Company shall settle the exercise of all or any portion of the SAR in whole Shares within ten (10) days following such exercise.

(b)           To the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such exercise will be paid by reducing the number of Shares actually paid to the Participant.

6.                    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable upon exercise of the SAR unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

7.                    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 331 East Evelyn Avenue, Mountain View, California 94041, Attn: Gregory Lichtwardt, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified on the first page of this Agreement or at such other address as the Participant may hereafter designate by written notice to the Company.

8.                    Grant is Not Transferable. Except to the limited extent provided in paragraph 4, this grant and the rights and privileges conferred hereby, including without limitation the Shares issuable upon exercise of the SAR, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole Shares issuable following the exercise of the SAR, such Shares are issued pursuant to paragraph 5 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9.                     Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.                  Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or Participant’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

11.                  Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

12.                  Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

13.                  Material Inducement. The Participant agrees that the Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of this SAR is an inducement material to the Participant’s agreement to enter into employment with the Company or Subsidiary.

14.                  Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)           In the event that the Company determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Company’s sole discretion, affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or with respect to the SAR, then the Company shall, in such manner as it may deem equitable, adjust the number and kind of shares of Common Stock (or other securities or property) subject to this Agreement.

(b)           In the event of any transaction or event described in paragraph 14(a), the Company, in its sole discretion, and on such terms and conditions as it deems appropriate, and to the extent allowed by Section 409A of the Code and any applicable regulations thereunder, to the extent applicable, either by the terms of the Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event:

(i)        To provide for either the purchase of the SAR for an amount of cash equal to the amount that could have been obtained upon the exercise of the SAR or realization of the Participant’s rights had the SAR been currently exercisable or payable or fully vested or the replacement of the SAR with other rights or property selected by the Company in its sole discretion;

(ii)       To provide that the SAR shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Agreement;

(iii)      To provide that the SAR be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)      To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding SAR, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding SAR; or

(v)       To provide that immediately upon the consummation of such event, the SAR shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, the SAR shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in this Agreement.

(c)           In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in paragraphs 14(a) and 14(b):

(i)        The number and type of securities subject to the outstanding SAR and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this paragraph 14(c)(i) shall be nondiscretionary and shall be final and binding on the affected the Participant and the Company.

(ii)      Notwithstanding anything in this paragraph 14 to the contrary, this paragraph 14(c) shall not apply to, and instead paragraph 14(a) shall apply to the SAR to the extent the application of this paragraph 14(c) would result in a penalty tax under Section 409 A of the Code and the proposed and final regulations and guidance issued by the Secretary of the Treasury thereunder.

(d)           If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume the SAR or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this paragraph 15(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume the SAR or does not substitute similar stock awards for the SAR, then if the Participant’s status as a Service Provider has not terminated prior to such event, the vesting of the SAR (and the time during which the SAR may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the SAR terminated if not exercised prior to the closing of such Acquisition).

(f)       The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.                 Amendment. The provisions of this Agreement may be amended or waived only by written agreement between the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement. Notwithstanding the foregoing, the Company may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Company in its discretion to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Participant expressly understands and agrees that no additional consent of Participant shall be required in connection with such amendment, termination or revocation.

16.                 Certain Definitions. As used herein, the following definitions shall apply:

(a)           “ Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d)           “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(e)           “Director” means a member of the Board.

(f)            “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(g)           “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or of other securities) and causes a change in the per share value of the Common Stock underlying the SAR.

(h)       “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii)       If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company.

(i)        “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)        “Service Provider” means an Employee, Director or Consultant.

(k)       “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EXHIBIT A

CONCEPTUS, INC.

STAND-ALONE STOCK APPRECIATION RIGHT EXERCISE NOTICE

Conceptus, Inc.

331 East Evelyn Avenue

Mountain View, California 94041

Attention:

Effective as of today,                                     , the undersigned Participant hereby elects to exercise Participant’s vested Stock Appreciation Right with respect to                              shares of Common Stock pursuant to the Stand-Alone Stock Appreciation Right Agreement dated May 10, 2007.

Participant acknowledges that payment for the Stock Appreciation Right will be made in accordance with the terms set forth in the Stand-Alone Stock Appreciation Right Agreement, less any legally required withholdings.

Submitted by:

PARTICIPANT:

Address: